H01000021308 1

EXHIBIT 3(i).4

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               POWER KIOSKS, INC.

Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended , added or deleted)

                                 ARTICLE I. NAME

     The name of the corporation shall be Power Kiosks, Inc.

To be Amended As Follows:

                                 ARTICLE I. NAME

     The name of the corporation shall be Power Interactive Media, Inc.

                               ARTICLE II. ADDRESS

     The principal place of business of this corporation shall be: 181 Whitehall Drive, Markham, Ontario L3R 9T1, Canada

SECOND:   If  an  amendment  provides  for  an  exchange,   reclassification  or
          cancellation  of  issued  shares,   provisions  for  implementing  the
          amendment if not contained in the amendment itself, are as follows:

     n/a

THIRD:   The date of each amendment's adoption:      February 27, 2001


FOURTH:  Adoption of Amendment(s) check one:

____X____ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

Donald F. Mintmire
Mintmire & Associates
265 Sunrise Avenue, Suite 204
Palm Beach, FL 33480
Bar No.: 402435
                                                                  H01000021308 1



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________  The amendment(s) was/were approved by the shareholders through  voting groups.

          The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

          "The number of votes cast for the amendment(s) was/were sufficient for approval by
                      -----------------------------------------."
                                    (Voting Group)

________ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

________  The  amendment(s)  was/were  adopted  by  the  incorporators   without
          shareholder action and shareholder action was not required.

         Signed this 27th day of February, 2001.


BY: /s/ Ronald Terry Cooke
---------------------------

(By the Chairman or Vice Chairman of the Board of Directors, President, or other officer if adopted by the shareholders)


Ronald Terry Cooke
-----------------------
Typed or printed Name


President/Chairman
----------------------
Title



Donald F. Mintmire
Mintmire & Associates
265 Sunrise Avenue, Suite 204
Palm Beach, FL 33480
Bar No.: 402435
                                                                  H01000021308 1